CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Experts” in this Registration Statement on Form S-1/A (Amendment No. 2)

Anton & Chia, LLP

Certified Public Accountants

Newport Beach, California

December 29, 2014